Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: (440) 632-1666    FAX: (440) 632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2017 Full Year and Fourth Quarter Financial Results

MIDDLEFIELD, OHIO, January 23, 2018 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the three and twelve months ended December 31, 2017.

2017 Financial Highlights (on a year-over-year basis unless noted):

•	Net income increased 47.4% to $9.5 million

•	Earnings per diluted share increased 2.3% to $3.10 per share, which includes a 43.7% increase in the average number of diluted shares outstanding

•	Return on average tangible common equity was 10.15%, compared to 10.01%

•	Total loans increased 51.6% to $923.2 million

•	Nonperforming assets to total assets declined to 1.23% from 1.65%

•	Net interest income improved 44.7% to $37.3 million

•	Equity to assets was 10.83%, compared to 9.77%

“We continued to enhance our operating and financial platform during 2017, which will be the base of our long-term success going forward,” stated Thomas G. Caldwell, President and Chief Executive Officer. During the year, we successfully integrated the Liberty Bank N.A. merger, and significantly grew our loan portfolio, which included a $44.7 million increase during the past three months. We ended the year with record total assets and net income, despite one-time merger related expenses, and the write down in our deferred tax asset.”

“Middlefield’s community-oriented banking values and customer-centric approach is helping us differentiate the Bank within our Northeast and Central Ohio markets. To this end, I am pleased with the growth we are achieving in Central Ohio. In 12 months and ahead of schedule, Middlefield’s Sunbury location that was opened during the 2016 fourth quarter has become profitable. We expect Middlefield’s brand will continue to grow throughout Central Ohio, and we anticipate opening our fourth Central Ohio location in Powell during 2018.”

Mr. Caldwell concluded, “Our core Northeast Ohio and growing Central Ohio markets, both offer significant expansion opportunities and we believe we are well positioned to increase Middlefield’s market share throughout our footprint. Within the organization, we remain committed to providing our communities with a customer-centric, community-oriented banking approach. As we look to the new year, we are optimistic 2018 will be another good year for the Bank.”

Net income for the twelve months ended December 31, 2017, was $9.5 million, or $3.10 per diluted share, compared to net income for the twelve months ended December 31, 2016, of $6.4 million, or $3.03 per diluted share. Net income for the 2017 fourth quarter was $2.4 million, or $0.73 per diluted share, compared to net income for the 2016 fourth quarter of $1.7 million, or $0.73 per diluted share.

Annualized returns on average equity (“ROE”) and average assets (“ROA”) were 8.52% and 0.88%, respectively, for the 2017 twelve-month period, compared with 9.33% and 0.85% for the same period last year. ROE and ROA for the 2017 fourth quarter were 7.72% and 0.86%, respectively, compared with 9.02% and 0.85% for the 2016 fourth quarter.

Return on average tangible common equity(1) was 10.15% for the 2017 twelve-month period, compared with 10.01%. Return on average tangible common equity(1) for the 2017 fourth quarter was 9.05%, compared to 9.69% for the 2016 fourth quarter.

As a result of the Tax Cut and Jobs Act that was signed into law on December 22, 2017, during the 2017 fourth quarter, the Company had a write down to its deferred tax asset of $547 thousand. This one-time, non-cash item impacted 2017 fourth quarter and twelve-month earnings by $0.18 per diluted share. In addition, during the 2017 fourth quarter and twelve-month period, the Company incurred one-time merger related costs associated with the Liberty merger of $28 thousand, and $1.1 million, respectively.

Income Statement

Net interest income for the 2017 twelve-month period increased 44.7% to $37.3 million, compared to $25.8 million for the same period last year. The net interest margin for the 2017 twelve-month period was 3.82%, compared to 3.79% for the same period last year. Net interest income for the 2017 fourth quarter was $9.8 million, compared to $6.7 million for the 2016 fourth quarter. The net interest margin for the 2017 fourth quarter was 3.84%, compared to 3.84% for the same period of 2016. The 45.3% increase in net interest income for the 2017 fourth quarter was largely a result of a 56.2% increase in interest and fees on loans.

For the 2017 full year, noninterest income increased 22.7% to $4.9 million, compared to $4.0 million for the same period last year. Noninterest income for the 2017 fourth quarter was up 2.0% to $918 thousand, compared to the fourth quarter of 2016.

Noninterest expense for the 2017 full year increased 31.7% to $27.5 million, compared to $20.9 million last year. For the 2017 fourth quarter, noninterest expense increased 25.4% to $6.2 million, compared to $5.0 million for the same period last year.

“Asset quality remains strong despite the significant increase in assets we have experienced as a result of year-over-year organic loan growth and the contribution of Liberty’s loan portfolio. At December 31, 2017, nonperforming assets to total assets declined to 1.23%, from 1.65% for the same period last year,” said Donald L. Stacy, Chief Financial Officer. “Economic activity within our local economies remains stable, while conservative underwriting practices, and proactive risk management continues to help improve loan quality. During 2017, Middlefield incurred $1.1 million of nonrecurring merger related expenses. As we enter 2018, we do not anticipate any additional costs associated with the Liberty merger. As a result, given our current cost structure and outlook, we believe profitability should improve throughout 2018.”

Balance Sheet

Total assets at December 31, 2017, increased 40.4% to $1.11 billion, from $787.8 million at December 31, 2016. Net loans at December 31, 2017, were $916.0 million, compared to $602.5 million at December 31, 2016. The 52.0% year-over-year increase in total net loans was across all loan categories, and was a result of organic growth and the contribution of the Liberty merger. Specifically, commercial mortgage loans increased 75.5%, residential mortgage loans increased 17.5%, commercial and industrial loans increased 67.2%, real estate construction loans increased 98.3%, and consumer installment loans increased 318.3%.

Total deposits at December 31, 2017, increased 39.4% to $878.2 million from $629.9 million at December 31, 2016. The company continued to proactively manage its cost of funds. The investment portfolio, which is entirely classified as available for sale, was $95.3 million at December 31, 2017, compared with $114.4 million at December 31, 2016.

Stockholders’ Equity, Dividends and Shares Outstanding

At December 31, 2017, stockholders’ equity was $119.9 million, an increase of 55.7% from $77.0 million at December 31, 2016. Tangible stockholders’ equity(1) at December 31, 2017was $102.0 million, an increase of 41.0% from $72.4 million at December 31, 2016. On a per share basis, tangible stockholders’ equity was $31.71 at December 31, 2017, compared to $32.10 at December 31, 2016. The 1.2% decline in tangible book value per share reflects the increase in the number of shares outstanding as a result of the private placement of stock that closed in May 2017. For 2017, the company paid cash dividends of $1.08 per share. The dividend payout ratio for 2017 was 35.52%, compared to 36.18% last year.

At December 31, 2017, the company had an equity to assets leverage ratio of 10.83%, compared to 9.77% at December 31, 2016.

Asset Quality

The provision for loan losses was $430 thousand for the 2017 fourth quarter, compared to $255 thousand for the 2016 fourth quarter. Nonperforming assets at December 31, 2017, were $13.6 million, compared to $13.0 million at December 31, 2016. Net charge-offs for the 2017 fourth quarter were $92 thousand, or 0.04% of average loans, annualized, compared to a net recovery of $9 thousand, or (0.01)% of average loans, annualized for the same 2016 period. For 2017, net charge-offs were $453 thousand, or 0.05% of average loans compared to $357 thousand, or 0.06% of average loans for 2016. The allowance for loan losses at December 31, 2017, stood at $7.2 million, or 0.78% of total loans, compared to $6.6 million, or 1.08% of total loans at December 31, 2016.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is a bank holding company with total assets of $1.11 billion at December 31, 2017. The bank operates 14 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio. Additional information is available at www.middlefieldbank.bank.

(1) This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share and return on average tangible equity, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands)

(2017 unaudited)

Balance Sheets (period end)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
ASSETS
Cash and due from banks	$39,886	$47,731	$37,971	$61,364	$31,395
Federal funds sold	—	1,200	1,600	1,000	1,100

Cash and cash equivalents	39,886	48,931	39,571	62,364	32,495
Investment securities available for sale, at fair value	95,283	98,334	104,951	110,452	114,376
Loans held for sale	463	5,930	9,791	9,462	634
Loans	923,213	878,541	867,864	837,158	609,140
Less allowance for loan and lease losses	7,190	6,852	6,605	6,720	6,598

Net loans	916,023	871,689	861,259	830,438	602,542
Premises and equipment, net	11,853	11,768	11,511	11,481	11,203
Goodwill	15,071	15,299	15,435	15,646	4,559
Core deposit intangibles	2,749	2,848	2,948	3,051	36
Bank-owned life insurance	15,652	15,542	15,432	15,334	13,540
Other real estate owned	212	557	650	1,634	934
Accrued interest and other assets	9,144	9,928	9,528	9,605	7,502

TOTAL ASSETS	$1,106,336	$1,080,826	$1,071,076	$1,069,467	$787,821

	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
LIABILITIES
Deposits:
Noninterest-bearing demand	$192,438	$181,550	$172,199	$162,614	$133,630
Interest-bearing demand	83,990	91,184	87,084	94,605	59,560
Money market	150,277	161,101	160,858	162,843	74,940
Savings	208,502	212,371	181,259	183,845	172,370
Time	242,987	251,449	245,383	243,944	189,434

Total deposits	878,194	897,655	846,783	847,851	629,934
Short-term borrowings	74,707	20,274	63,388	76,213	68,359
Other borrowings	29,065	39,273	39,346	39,388	9,437
Accrued interest and other liabilities	4,507	5,130	4,357	6,700	3,131

TOTAL LIABILITIES	986,473	962,332	953,874	970,152	710,861

STOCKHOLDERS’ EQUITY
Common equity	84,859	84,722	84,587	69,123	47,943
Retained earnings	47,431	45,913	44,318	42,678	41,334
Accumulated other comprehensive income	1,091	1,377	1,815	1,032	1,201
Treasury stock	(13,518)	(13,518)	(13,518)	(13,518)	(13,518)

TOTAL STOCKHOLDERS’ EQUITY	119,863	118,494	117,202	99,315	76,960

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,106,336	$1,080,826	$1,071,076	$1,069,467	$787,821

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands) (2017 unaudited)

	For the Three Months Ended					For the Twelve Months Ended
Statements of Income	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$10,696	$10,443	$9,916	$9,180	$6,849	$40,235	$25,798
Interest-bearing deposits in other institutions	80	107	92	49	11	328	53
Federal funds sold	6	5	1	3	4	15	20
Investment securities:
Taxable interest	162	159	223	218	241	762	1,106
Tax-exempt interest	560	579	630	637	686	2,406	2,913
Dividends on stock	60	37	40	112	30	249	104

Total interest and dividend income	11,564	11,330	10,902	10,199	7,821	43,995	29,994

INTEREST EXPENSE
Deposits	1,530	1,468	1,227	1,125	953	5,350	3,618
Short-term borrowings	101	202	273	177	34	753	322
Other borrowings	131	148	125	140	86	544	250

Total interest expense	1,762	1,818	1,625	1,442	1,073	6,647	4,190

NET INTEREST INCOME	9,802	9,512	9,277	8,757	6,748	37,348	25,804
Provision for loan losses	430	280	170	165	255	1,045	570

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,372	9,232	9,107	8,592	6,493	36,303	25,234

NONINTEREST INCOME
Service charges on deposit accounts	478	479	449	469	497	1,875	1,940
Investment securities gains, net	—	398	—	488	—	886	303
Earnings on bank-owned life insurance	115	109	98	109	106	431	403
Gains on sale of loans	106	255	231	234	97	826	419
Other income	219	200	211	211	200	841	894

Total noninterest income	918	1,441	989	1,511	900	4,859	3,959

NONINTEREST EXPENSE
Salaries and employee benefits	3,134	3,725	3,203	3,696	2,509	13,758	10,249
Occupancy expense	449	476	433	488	319	1,846	1,252
Equipment expense	261	242	266	281	291	1,050	991
Data processing costs	416	468	588	320	407	1,792	1,335
Ohio state franchise tax	186	186	186	186	184	744	632
Federal deposit insurance expense	165	165	135	68	42	533	438
Professional fees	522	434	423	373	384	1,752	1,441
Net (gain) loss on other real estate owned	(58)	18	15	55	(366)	30	(119)
Advertising expenses	161	248	164	248	130	821	734
Core deposit intangible amortization	98	101	103	72	10	374	40
Merger expense	28	338	307	387	—	1,060	—
Other expense	855	896	881	1,093	1,047	3,725	3,879

Total noninterest expense	6,217	7,297	6,704	7,267	4,957	27,485	20,872

Income before income taxes	4,073	3,376	3,392	2,836	2,436	13,677	8,321
Income taxes	1,687	914	885	736	776	4,222	1,905

NET INCOME	$2,386	$2,462	$2,507	$2,100	$1,660	$9,455	$6,416

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share amounts)

	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Per common share data
Net income per common share – basic	$0.73	$0.77	$0.84	$0.78	$0.74	$3.12	$3.04
Net income per common share – diluted	$0.73	$0.76	$0.83	$0.78	$0.73	$3.10	$3.03
Dividends declared per share	$0.27	$0.27	$0.27	$0.27	$0.27	$1.08	$1.08
Book value per share (period end)	$37.25	$36.86	$36.49	$35.42	$34.14	$37.25	$34.14
Tangible book value per share (period end) (2)(3)	$31.71	$31.21	$30.77	$28.76	$32.10	$31.71	$32.10
Dividend payout ratio	36.38%	35.22%	34.58%	36.00%	36.63%	35.52%	36.18%
Dividends declared	$868	$867	$867	$756	$608	$3,358	$2,318
Dividend yield	2.24%	2.34%	2.14%	2.39%	2.79%	2.24%	2.79%
Average shares outstanding – basic	3,215,300	3,212,335	3,000,451	2,679,816	2,251,412	3,028,950	2,107,857
Average shares outstanding – diluted	3,231,791	3,223,753	3,014,140	2,692,015	2,264,712	3,045,779	2,119,214
Period ending shares outstanding	3,217,716	3,214,737	3,211,748	2,803,557	2,254,253	3,217,716	2,254,253

Selected ratios
Return on average assets	0.86%	0.90%	0.94%	0.84%	0.85%	0.88%	0.85%
Return on average equity	7.72%	8.12%	9.34%	8.73%	9.02%	8.52%	9.33%
Return on average tangible common equity (2)(4)	9.05%	9.57%	11.30%	10.49%	9.69%	10.15%	10.01%
Yield on earning assets	4.51%	4.52%	4.45%	4.45%	4.43%	4.48%	4.37%
Cost of interest bearing liabilities	0.89%	0.92%	0.83%	0.78%	0.77%	0.86%	0.75%
Net interest spread	3.62%	3.60%	3.62%	3.67%	3.66%	3.63%	3.61%
Net interest margin	3.84%	3.81%	3.80%	3.84%	3.84%	3.82%	3.79%
Efficiency (1)	55.58%	63.96%	63.30%	68.58%	62.54%	62.40%	66.63%
Equity to assets at period end	10.83%	10.96%	10.94%	9.29%	9.77%	10.83%	9.77%

(1)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.
(2)	See reconciliation of non-GAAP measures below
(3)	Calculated by dividing tangible common equity by shares outstanding
(4)	Calculated by dividing annualized net income for each period by average tangible common equity

	For the Three Months Ended
End of Period Loan Balances	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Commercial and industrial	$101,346	$99,314	$97,160	$91,777	$60,630
Real estate – construction	47,017	40,760	35,571	29,238	23,709
Real estate – mortgage:
Residential	318,157	316,191	308,519	300,508	270,830
Commercial	437,947	403,135	406,670	395,102	249,490
Consumer installment	18,746	19,141	19,944	20,533	4,481

Total	$923,213	$878,541	$867,864	$837,158	$609,140

Asset quality data	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
(Dollar amounts in thousands)
Nonaccrual loans	$8,433	$8,525	$10,213	$6,545	$5,892
Troubled debt restructuring	4,982	5,608	5,990	5,515	6,151
90 day past due and accruing	—	268	199	35	—

Nonperforming loans	13,415	14,401	16,402	12,095	12,043
Other real estate owned	212	557	650	1,634	934

Nonperforming assets	$13,627	$14,958	$17,052	$13,729	$12,977

Allowance for loan losses	$7,190	$6,852	$6,605	$6,720	$6,598
Allowance for loan losses/total loans	0.78%	0.78%	0.76%	0.80%	1.08%
Net charge-offs (recoveries):
Quarter-to-date	$92	$33	$285	$43	$(9)
Year-to-date	$453	$361	$328	$43	$357
Net charge-offs to average loans, annualized
Quarter-to-date	0.04%	0.02%	0.13%	0.02%	-0.01%
Year-to-date	0.05%	0.06%	0.08%	0.02%	0.06%
Nonperforming loans/total loans	1.45%	1.64%	1.89%	1.44%	1.98%
Allowance for loan losses/nonperforming loans	53.60%	47.58%	40.27%	55.56%	54.79%
Nonperforming assets/total assets	1.23%	1.38%	1.59%	1.28%	1.65%

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Stockholders’ Equity	$119,863	$118,494	$117,202	$99,315	$76,960	$119,863	$76,960
Less Goodwill and other intangibles	17,820	18,147	18,383	18,697	4,595	17,820	4,595

Tangible Common Equity	$102,043	$100,347	$98,819	$80,618	$72,365	$102,043	$72,365

Average Stockholders’ Equity	$122,586	$120,310	$107,615	$97,585	$72,979	$110,966	$68,741
Less Average Goodwill and other intangibles	17,987	18,251	18,633	16,402	5,004	17,818	4,615

Average Tangible Common Equity	$104,599	$102,059	$88,982	$81,183	$67,975	$93,148	$64,126